                                                   Exhibit 99.1

                                                   Exhibit to Annual Report
                                                   on Form 10-K of
                                                   Angelica Corporation



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          ---------------

                             Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1996
                               --------------------------------------------
                                OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ------------------to-------------------


     Commission file number   1-5674
                            -----------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                     THE ANGELICA CORPORATION
                      RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                       ANGELICA CORPORATION
                     424 South Woods Mill Road
                Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

     (a)  Financial Statements.                     Pages of this
          --------------------                      -------------
                                                    Form 11-K
                                                    ---------

          Report of Independent Public Accountants       5

          Statement of Net Assets Available for          6-7
          Plan Benefits - December 31, 1996 and
          December 31, 1995

          Statement of Changes in Net Assets             8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1996

          Notes to Financial Statements                  9-11

          Schedule I                                     12

          Schedule II                                    13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      RETIREMENT SAVINGS PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1996 AND 1995
      TOGETHER WITH AUDITORS' REPORT

                                THE ANGELICA CORPORATION
                                ------------------------

                                RETIREMENT SAVINGS PLAN
                                -----------------------


                     FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                     -----------------------------------------------

                               DECEMBER 31, 1996 AND 1995
                               --------------------------


                                   TABLE OF CONTENTS
                                   -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1996 Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Changes in Net Assets Available for Plan Benefits for the
    Year Ended December 31, 1996

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes-- December 31, 1996
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the Plan) as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




St. Louis, Missouri,
  March 21, 1997

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                     RETIREMENT SAVINGS PLAN
                                                     -----------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1996
                                                         -----------------

                                                                                         Investment Funds
                                                                    -----------------------------------------------------
                                                                                                                Directed
                                                                     Company                    Interest        Purchase
                                                                      Stock        Mutual        Income          of Life
                                                        Total          Fund         Fund          Fund          Insurance
                 ASSETS                              -----------    ----------   ----------    -----------      ---------
                 ------
INVESTMENTS, at fair value:
   Angelica Corporation Common Stock                 $   980,711    $  980,711   $     -       $      -          $  -
   American Balanced Fund                                947,355          -         947,355           -             -
   MFS Growth Opportunities Fund                         450,942          -         450,942           -             -
   Washington Mutual Investors Fund                    8,364,037          -       8,364,037           -             -
   Commonwealth Life Insurance Company
     Group Annuity Contract                            2,175,198          -            -         2,175,198          -
   Hartford Life Insurance Company
     Group Annuity Contract                            5,273,460          -            -         5,273,460          -
   General American Life Insurance Co.                 3,023,762          -            -         3,023,762          -
   Society National Bank MGD GIC Fund                  9,135,516          -            -         9,135,516          -
   Loans to participants                               1,460,963          -            -         1,460,963          -
   Boatmen's Employee Benefit Short-Term Fund            234,327         7,005       51,046        174,186         2,090
                                                     -----------    ----------   ----------    -----------       -------
                                                      32,046,271       987,716    9,813,380     21,243,085         2,090
                                                     -----------    ----------   ----------    -----------       -------
OTHER ASSETS:
   Cash on deposit with Trustee                           13,810          -              20         13,790          -
   Contributions receivable (including
     employer's contributions of $15,006)                133,958         6,528       46,926         78,509         1,995
   Interest and dividends receivable                      67,990        12,246       54,944            800          -
   Loan payments receivable                               28,252          -            -            28,252          -
   Other receivables                                       5,817          -           3,714          2,103          -
                                                     -----------    ----------   ----------    -----------       -------
       Total assets                                   32,296,098     1,006,490    9,918,984     21,366,539         4,085
                                                     -----------    ----------   ----------    -----------       -------

                   LIABILITIES
                   -----------

LIABILITIES:
   Premiums payable                                        4,085          -            -              -            4,085
   Other payables                                         98,489         3,131       44,475         50,883          -
                                                     -----------    ----------   ----------    -----------       -------
       Total liabilities                                 102,574         3,131       44,475         50,883         4,085
                                                     -----------    ----------   ----------    -----------       -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $32,193,524    $1,003,359   $9,874,509    $21,315,656       $  -
                                                     ===========    ==========   ==========    ===========       =======

                                The accompanying notes are an integral part of this statement.

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                     RETIREMENT SAVINGS PLAN
                                                     -----------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1995
                                                         -----------------

                                                                                         Investment Funds
                                                                     ----------------------------------------------------
                                                                                                                Directed
                                                                      Company                   Interest       Purchase
                                                                       Stock       Mutual        Income         of Life
                                                        Total          Fund         Fund          Fund         Insurance
                 ASSETS                              -----------     ---------   ----------    -----------     ----------
                 ------
INVESTMENTS, at fair value:
   Angelica Corporation Common Stock                 $   903,250     $ 903,250   $     -       $      -          $  -
   American Balanced Fund                                548,021          -         548,021           -             -
   Massachusetts Capital Development Fund                442,317          -         442,317           -             -
   Washington Mutual Investors Fund                    5,743,910          -       5,743,910           -             -
   Commonwealth Life Insurance Company
    Group Annuity Contract                             2,051,926          -            -         2,051,926          -
   Hartford Life Insurance Company
    Group Annuity Contract                             4,876,061          -            -         4,876,061          -
   LaSalle National Income Plus Fund                   2,736,791          -            -         2,736,791          -
   Society National Bank MGD GIC Fund                  9,528,757          -            -         9,528,757          -
   Loans to participants                               1,340,431          -            -         1,340,431          -
   Boatmen's Employee Benefit Short-Term Fund            232,598        10,283       54,641        165,120         2,554
                                                     -----------     ---------   ----------    -----------       -------
                                                      28,404,062       913,533    6,788,889     20,699,086         2,554
OTHER ASSETS:
   Contributions receivable (including employer's
    contributions of $16,790)                            140,826         7,654       39,883         91,379         1,910
   Interest and dividends receivable                     413,156        10,586      401,865            705          -
   Loan payments receivable                               14,967          -            -            14,967          -
   Other receivables                                       2,093          -            -             2,093          -
                                                     -----------     ---------   ----------    -----------       -------
    Total assets                                      28,975,104       931,773    7,230,637     20,808,230         4,464
                                                     -----------     ---------   ----------    -----------       -------

                LIABILITIES
                -----------

LIABILITIES:
   Premiums payable                                        4,464          -            -              -            4,464
   Other payables                                         85,052            14       16,693         68,345           -
                                                     -----------     ---------   ----------    -----------       -------
    Total liabilities                                     89,516            14       16,693         68,345         4,464
                                                     -----------     ---------   ----------    -----------       -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $28,885,588     $ 931,759   $7,213,944    $20,739,885       $  -
                                                     ===========     =========   ==========    ===========       =======


                              The accompanying notes are an integral part of this statement.

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                     RETIREMENT SAVINGS PLAN
                                                     -----------------------


                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                    --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1996
                                                ------------------------------------

                                                                                         Investment Funds
                                                                     ---------------------------------------------------
                                                                                                                Directed
                                                                      Company                   Interest       Purchase
                                                                       Stock       Mutual        Income         of Life
                                                        Total          Fund         Fund          Fund         Insurance
                                                     -----------    ----------   ----------    -----------     ---------
ADDITIONS:
  Participant contributions                          $ 3,107,989    $  151,796   $1,066,726    $ 1,835,473      $ 53,994
  Employer contributions                                 515,895        26,789      160,072        329,034          -
  Interest income                                      1,377,622           680        5,317      1,371,625          -
  Dividend income                                        752,111        46,751      705,360           -             -
  Interfund transfers                                       -          (20,901)     794,904       (774,003)         -
  Rollovers                                               99,131           220        7,258         91,653          -
  Change in unrealized appreciation of
   investments                                           651,727       (86,127)     737,854           -             -
  Net realized gain (depreciation) on sale
   of investments                                         62,338         4,357       57,981           -             -
  Other receipts                                          19,820        13,977        6,479           (636)         -
                                                     -----------    ----------   ----------    -----------      --------
      Total additions                                  6,586,633       137,542    3,541,951      2,853,146        53,994
                                                     -----------    ----------   ----------    -----------      --------
DEDUCTIONS:
  Participant withdrawals                              3,224,703        65,942      881,386      2,277,375           -
  Life insurance premiums                                 53,994          -            -              -           53,994
                                                     -----------    ----------   ----------    -----------      --------
      Total deductions                                 3,278,697        65,942      881,386      2,277,375        53,994
                                                     -----------    ----------   ----------    -----------      --------
      Net increase                                     3,307,936        71,600    2,660,565        575,771          -

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
   BEGINNING OF YEAR                                  28,885,588       931,759    7,213,944     20,739,885          -
                                                     -----------    ----------   ----------    -----------      --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
   END OF YEAR                                       $32,193,524    $1,003,359   $9,874,509    $21,315,656      $   -
                                                     ===========    ==========   ==========    ===========      ========


                                The accompanying notes are an integral part of this statement.

                             THE ANGELICA CORPORATION
                             ------------------------

                             RETIREMENT SAVINGS PLAN
                             -----------------------


                NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                --------------------------------------------------------

                            DECEMBER 31, 1996 AND 1995
                            --------------------------

1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
-------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year, provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1996 and 1995, the Plan had $512,426 and $674,167, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
            These funds are invested in Angelica Corporation Common Stock.

         Mutual Fund
            Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Participants may no longer make contributions into the MFS Growth Opportunities Fund (formerly Massachusetts Capital Development Fund) but are not required to transfer their account balances elsewhere.

         Interest Income Fund
            This fund is invested in group annuity contracts with Commonwealth Life Insurance Company, Hartford Life Insurance Company, General American Life Insurance Company and Society National Bank.

         Directed Purchase of Life Insurance
            Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1996 and 1995, are as follows:

      December 31, 1996:
         Washington Mutual Investors Fund                                       $8,364,037
         Commonwealth Life Insurance Company Group Annuity Contract              2,175,198
         Hartford Life Insurance Company Group Annuity Contract                  5,273,460
         General American Life Insurance Company                                 3,023,762
         Society National Bank MGD GIC Fund                                      9,135,516

      December 31, 1995:
         Washington Mutual Investors Fund                                       $5,743,910
         Commonwealth Life Insurance Company Group Annuity Contract              2,051,926
         Hartford Life Insurance Company Group Annuity Contract                  4,876,061
         LaSalle National Income Plus Fund                                       2,736,791
         Society National Bank MGD GIC Fund                                      9,528,757

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated May 25, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
    ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date. While the Company has no plans to terminate the Plan, the Tax Credit portion of the Company Stock Fund was rolled into a separate plan, The Angelica Corporation Tax Credit Employee Stock Ownership Plan and simultaneously terminated. The Company received an IRS determination letter dated August 31, 1994, stating that this termination does not affect the tax exempt status of the Plan.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.



                                                                                                         SCHEDULE I


                                               THE ANGELICA CORPORATION
                                               ------------------------

                                               RETIREMENT SAVINGS PLAN
                                               -----------------------


                              ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              ----------------------------------------------------------
                                                   DECEMBER 31, 1996
                                                   -----------------

                                                                    Number of
                                                                    Shares or
                                                                    Principal
                                                                     Amount               Cost           Fair Value
                                                                  ------------        -----------       -----------
COMPANY STOCK FUND:
   Angelica Corporation Common Stock <Fa>                               51,279        $ 1,290,475       $   980,711
   Boatmen's Employee Benefit Short-Term Fund <Fa>                $      7,005              7,005             7,005
                                                                                      -----------       -----------
                                                                                        1,297,480           987,716
                                                                                      -----------       -----------
MUTUAL FUND:
   American Balanced Fund                                           65,110.328            916,430           947,355
   MFS Growth Opportunities Fund                                    34,768.068            395,198           450,942
   Washington Mutual Investors Fund                                340,832.819          6,791,838         8,364,037
   Boatmen's Employee Benefit Short-Term Fund <Fa>                $     51,046             51,046            51,046
                                                                                      -----------       -----------
                                                                                        8,154,512         9,813,380
                                                                                      -----------       -----------
INTEREST INCOME FUND:
   Commonwealth Life Insurance Company Group Annuity Contract       $2,175,198          2,175,198         2,175,198
   Hartford Life Insurance Company Group Annuity Contract           $5,273,460          5,273,460         5,273,460
   General American Life Insurance Company                          $3,023,762          3,023,762         3,023,762
   Society National Bank MGD GIC Fund                               $9,135,516          9,135,516         9,135,516
   Boatmen's Employee Benefit Short-Term Fund <Fa>                  $  174,186            174,186           174,186
   Loans to participants, interest ranging from 6.5% to 9.5% <Fa>   $1,460,963          1,460,963         1,460,963
                                                                                      -----------       -----------
                                                                                       21,243,085        21,243,085
                                                                                      -----------       -----------
DIRECTED PURCHASE OF LIFE INSURANCE:
   Boatmen's Employee Benefit Short-Term Fund <Fa>                  $    2,090              2,090             2,090
                                                                                      -----------       -----------
    Total investments                                                                 $30,697,167       $32,046,271
                                                                                      ===========       ===========

<Fa> Also a party-in-interest.



                                The accompanying notes are an integral part of this schedule.

                                                                                                         SCHEDULE II


                                               THE ANGELICA CORPORATION
                                               ------------------------

                                                RETIREMENT SAVINGS PLAN
                                                -----------------------

                                   ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                                   -----------------------------------------------------

                                           FOR THE YEAR ENDED DECEMBER 31, 1996
                                           ------------------------------------

                                              Purchases                                   Sales
                                   -------------------------     ------------------------------------------------------
                                     Number of     Purchase        Number of                      Cost of       Net
Description of Asset               Transactions     Price        Transactions   Sales Price        Assets       Gain
--------------------               ------------  -----------     ------------   -----------     -----------   ---------
Washington Mutual
  Investors Fund                        31       $ 3,163,945          23        $   972,053     $   788,491    $183,562

LaSalle National
  Income Plus Fund                      12           394,558          11          3,079,843       3,079,843        -

American Funds
  Cash Management
  Fund                                  39         1,245,360          39          1,245,360       1,245,360        -

Society National
  Bank MGD GIC
  Fund                                  15         2,127,866          26          3,114,904       3,114,904        -

Boatmen's Employee
  Benefit Short-Term
  Fund <Fb>                            302        14,270,985         207         14,284,503      14,284,503        -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.


The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 22, 1997